LOCK-UP/LEAK-OUT AGREEMENT

THIS LOCK-UP/LEAK-OUT AGREEMENT (the “Agreement”) is made and entered into as of the 15th day of November 2011, by and among Webxu, Inc., a Delaware corporation (the “Company”), and the undersigned owner of the shares of the Company’s common stock, $.001 par value per share (the “Common Stock”), set forth opposite the undersigned’s name on the signature page of this Agreement.

RECITALS:

WHEREAS, the Company and the undersigned, are parties to that certain Share Exchange Agreement dated on or about November 14, 2011 (the “Share Exchange Agreement”), a copy of which is annexed hereto and incorporated herein by this reference, pursuant to which (concurrently with the execution of this Agreement) the undersigned received the shares of Common Stock from the Company; and

WHEREAS, as contemplated and required by the Share Exchange Agreement, the undersigned desires to enter into this Agreement and restrict the sale, assignment, transfer, conveyance, hypothecation or alienation of all shares of Common Stock contemplated as being issued under the Share Exchange Agreement, all on the terms set forth below.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           The undersigned hereby agree that, during the period beginning on the date hereof and ending on the “final lock up date” hereof (the “Lock-Up Period”), the undersigned will not sell, assign, pledge or otherwise transfer any of the Shares that the undersigned beneficially owns, including (i) all shares of Common Stock that the undersigned may receive as a stock dividend or other distribution on shares of Common Stock, and (ii) all other securities of the Company that the undersigned may receive in a recapitalization or similar transaction (the “Lock-up Shares”), and the undersigned agrees not to take any of the preceding actions, without the Company’s prior written consent.  In addition, the undersigned agrees that, during the Lock-Up Period, the undersigned will not engage in (i) any short sale of any Lock-up Shares or other Common Stock, (ii) any hedging transaction regarding the Lock-up Shares or other Common Stock, or (ii) any grant of a put or call option regarding the Lock-up Shares or other Common Stock.

2.           Notwithstanding Section 1, the Lock-up Shares may be transfer or sold under the following circumstances:

A.
The undersigned may transfer (i) all or any portion of the Lock-up Shares as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein, and (ii) all or any portion of the Lock-up Shares to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein, and provided further than any such transfer shall not involve a disposition for value.  For purposes hereof, “immediate family and friends” shall mean any relationship by blood, marriage, adoption, or close business relationship.

B.
After the first annual anniversary of the issuance of the shares, if the Trading Limit as defined below has been satisfied, an amount of the undersigned’s Lock-up Shares equal to 5% of the Daily Trading Volume as defined below shall be released daily from the provisions of this Agreement. For example, if the 5% of the Daily Trading Volume was determined to be 1,000 shares, the undersigned would have 1,000 Lock-up Shares released daily from the provisions of this Agreement.

The term “Daily Trading Volume” means the average trading volume of the Common Stock as officially reported by the principal securities market in which the shares of Common Stock are listed or admitted for trading (including the Amex, Nasdaq Stock Market or the OTC Bulletin Board). The “Trading Limit” shall be reached if, prior to the referenced date, the Daily Trading Volume reaches or exceeds an average of 50,000 shares a day for 20 consecutive trading days.  The Daily Trading Volume and Trading Limit shall be appropriately adjusted should the Company make a dividend or distribution, undergo a split or a reverse split or otherwise reclassify, its shares of Common Stock.

3.           The undersigned consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock except in compliance with the preceding provisions of this Agreement.  The undersigned also consents to the placement of the following legend on any and all stock certificates that evidence the shares of Common Stock that are the subject of this Agreement:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THAT CERTAIN LOCK-UP AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDERS NAMED THEREIN, DATED AS OF NOVEMBER __, 2011.  A COPY OF THE LOCK-UP AGREEMENT MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE COMPANY.”

4.           In view of the fact that shares issued pursuant to the Share Exchange Agreement may be issued at differing times, the restrictions set forth in this Agreement will terminate on the second anniversary of the date any such shares are issued to the undersigned and thereafter all provisions and restrictions contained herein shall cease and be of no further force or effect.

5.           Notwithstanding anything to the contrary set forth herein, the Company may, at any time and from time to time, waive in writing any of the conditions or restrictions contained herein.

6.           Except as otherwise provided in this Agreement, the undersigned shall be entitled to beneficial rights of ownership of the Lock-up Shares, including the right to vote the Lock-up Shares for any and all purposes.

7.           This Agreement may be executed in any number of counterparts with the same force and effect as if all parties had executed the same document.

8.           All notices, instructions or other communications required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by certified mail, return receipt requested, overnight delivery or hand-delivered to all parties to this Agreement at the addresses set forth on the signature page below.  All notices shall be deemed to be given on the same day if delivered by hand or on the following business day if sent by overnight delivery or the second business day following the date of mailing.

9.           This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and may not be amended except by a written instrument executed by the parties hereto.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.

THE COMPANY	Webxu, Inc.

	By:	/s/ Matt Hill
Name: Matt Hill
Its: Chief Executive Officer

THE STOCKHOLDER	Evolved Technology, LLC

	By:	/s/ Ryan Poelman
Name: Ryan Poelman
Its: Managing Member